Exhibit 32.01

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

December 27, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code.

Lawrence J. Ellison, the Chief Executive Officer of Oracle Corporation, and Safra A. Catz, the President and Chief Financial Officer of Oracle Corporation, each certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Oracle Corporation.

By:	/S/ LAWRENCE J. ELLISON
Lawrence J. Ellison Chief Executive Officer and Director

By:	/S/ SAFRA A. CATZ
Safra A. Catz President, Chief Financial Officer and Director